Exhibit 10.4

THIRD AMENDMENT TO 2013 EQUITY COMPENSATION PLAN

SFX Entertainment, Inc., a Delaware corporation (the “Company”), hereby adopts this Amendment (this “Amendment”) to the 2013 Equity Compensation Plan (the ‘Plan”).

WITNESSETH

WHEREAS, the Company’s Board of Directors (the “Board”) has adopted the Plan and the Company’s stockholders have ratified the Plan;

WHEREAS, the Plan currently provides that the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 18,000,000 shares;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company Stock that may be issued under the Plan by 2,000,000 shares to a total of 20,000,000 shares of Company Stock; and

WHEREAS, pursuant to Section 13 of the Plan, the Company may amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      The first sentence of Section 3 of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 20,000,000 and the maximum aggregate number of shares that may be issued under the Plan as Incentive Stock Options is 20,000,000.”

2.                                      Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the effective date written above.

SFX ENTERTAINMENT, INC.

By:	/s/ Robert F.X. Sillerman
Name:	Robert F.X. Sillerman
Title:	Chief Executive Officer
Date:	June 5, 2014